Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the Registration Statements on Form S-3 (No. 333-149589 and 333-153818) of Questar Market Resources of our report dated February 24, 2009 (except for Note 16 as to which the date is May 29, 2009) with respect to the consolidated financial statements of Questar Market Resources, included in this Form 8-K, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

May 29, 2009

Salt Lake City, Utah